Exhibit 99.1

For Information Contact:

Maureen Crystal

Tel: 703.707.6777

E-mail: mcrystal@nciinc.com

NCI Acquires of Karta Technologies, Inc.

Provides NCI a Platform for Organic Growth and Market Expansion

RESTON, Va.—(BUSINESS WIRE)—June 27, 2006 —NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology services and solutions to U.S. federal government agencies, announced today that it has acquired the outstanding capital stock of Karta Technologies, Inc (Karta), a privately held company headquartered in San Antonio, Texas.

Karta is a federal services company with well established customer relationships with the Department of Defense and civilian agencies. Karta has more than 20 years of experience providing supportability and sustainment, engineering, comprehensive training solutions, medical transformation, and information technology to Government and commercial customers. Karta has approximately 400 employees located in over 25 locations across the United States. During 2006, Karta generated approximately 88% of its revenue from work performed for the federal government and 78% of revenue was performed as a prime contractor.

“We are exceptionally pleased to welcome the employees of Karta into NCI, and are excited about the new customers and service offerings they bring to NCI,” said Charles Narang, Chairman and Chief Executive Officer. “In many ways, NCI and Karta have followed parallel paths since inception. We have both achieved sustained growth in revenue and profitability for each year in business. Even more importantly, we both attribute our overall success to business practices that focus on building long-term customer relationships based upon a commitment to excellence and complete customer satisfaction. In essence, we are combining two highly successful, profitable companies with proven performance histories and similar cultures, visions and values. Such a platform provides tremendous business growth opportunities for NCI with its combined base of over 1,900 employees.”

Terry W. Glasgow, President and COO stated, “The acquisition of Karta meets many of our strategic acquisition objectives, including:

•	Opening new and important DoD market areas;

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Expanding NCI’s service offerings to include healthcare IT, DoD medical transformation, high-end training solutions and distance learning, and modernization, readiness and sustainment engineering solutions;

•	Expanding NCI’s DoD and civil agency customer base;

•	Providing additional valuable GWAC/MAC/IDIQ contact vehicles to NCI’s existing portfolio of contracts; and

•	Adding to the NCI family an outstanding management team, professional employee staff and business development team.

We are pleased with the business positioning that this acquisition affords us and are confident that the combination of our two companies will provide an excellent platform for organic growth in 2008 and beyond.”

Dr. G.P. Singh, Founder, CEO and Chairman of Karta Technologies, Inc., said, “I’m excited about the combined power of our complementary companies in our marketplace, and the opportunities that this combined strength and stability represents for Karta’s employees and clients. While having complementary capabilities, NCI and Karta have very similar corporate cultures, making it easier to work together to impact the market. I really do think we have found the perfect partner, and I have great confidence in the future for the NCI/Karta team.”

Karta is projecting 2007 revenues to be in the range of $55-$60 million, with adjusted Earnings Before Interest, Tax, Depreciation, and Amortization (EBITDA) projections of $6.3-$6.8 million. Additionally, NCI will make a 338(h)(10) election enabling a tax deduction that is expected to result in a tax benefit with an estimated net present value of approximately $12 million. NCI expects the transaction to be neutral to slightly dilutive to 2007 earnings, but accretive in 2008. Management will discuss the transaction in more detail and provide revised 2007 guidance during its second quarter 2007 earnings conference call, scheduled for July 31, 2007 at 5:00 ET.

About NCI, Inc.:

NCI is a leading provider of information technology services and solutions to U.S. federal government agencies. As an ISO 9001 certified company, NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives including network engineering, information assurance, systems development and integration, and enterprise systems management. Headquartered in Reston, Virginia, NCI has approximately 1,900 employees and 50 locations worldwide. For more information, visit our Web site at www.nciinc.com, or e-mail mcrystal@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute "forward-looking" statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

The factors that related specifically to the acquisition that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: (i) the risk that the Karta business will not be integrated successfully into NCI; (ii) the risk that the expected benefits of the acquisition may not be realized, including the long-term realization of accretive effects from the acquisition, the ability to maintain and/or strengthen the relationships with key clients, and to maximize cross-selling opportunities; and (iii) NCI’s increased debt after the acquisition. Other non-acquisition related risks and uncertainties include: regional and national economic conditions in the United States, including conditions that result from terrorist activities or war; changes in interest rates; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, turmoil in the Middle East, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; individual business decisions of our clients; the financial condition of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); our ability to complete and implement future acquisitions appropriate to achievement of our strategic plans; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) delays related to agency specific funding freezes, (iv) competition for task orders under Government Wide Acquisition Contracts (GWACS) and/or schedule contracts with the General Services Administration; and (v) expensing of stock options; our own ability to achieve the objectives of near term or long range business plans, and the risk factors discussed in the section entitled “Risks Factors” in NCI's Form 10-K filed with the Securities and Exchange Commission for the period ending December 31, 2006, and from time to time, in other filings with the commission such as our Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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